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                                                                    EXHIBIT 23.5

                          CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of U.S. Bancorp for the registration of shares of its common stock and to the incorporation by reference therein of our report dated February 14, 2001 with respect to the consolidated financial statements and schedule of NOVA Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

May 29, 2001

Atlanta, Georgia




                                       23.5-1